UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
 ___________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2023
 _________________________________________________________________

Kforce Inc.
Exact name of registrant as specified in its charter
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Florida	000-26058	59-3264661
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.
1150 Assembly Drive, Suite 500, Tampa, Florida 33607
Address of principal executive offices Zip Code

Registrant’s telephone number, including area code: (813) 552-5000
N/A
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(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 per share	KFRC	NASDAQ
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointments of David M. Kelly as Chief Operating Officer and Jeffrey B. Hackman as Chief Financial Officer
Kforce Inc. (“Kforce”) appointed (1) David M. Kelly, Kforce’s current Chief Financial Officer, as its Chief Operating Officer and Corporate Secretary and (2) Jeffrey B. Hackman, Kforce’s current Senior Vice President of Finance and Accounting, as its Chief Financial Officer and Principal Financial Officer. Mr. Hackman will remain Kforce’s Principal Accounting Officer. These appointments were effective on September 7, 2023.
The current employment agreements for Messrs. Kelly and Hackman will remain in effect. No immediate compensation changes were made, and no equity grants are being awarded, in connection with these appointments. Any compensation changes for Messrs. Kelly and Hackman will be made in the future after the Firm has engaged in discussions with its Compensation Committee and independent executive compensation consultant.
Mr. Kelly, age 58, has served as Kforce’s Chief Financial Officer since January 2013 and Corporate Secretary since February 2013. Mr. Kelly joined Kforce in 2000 and has served as Senior Vice President of Finance and Accounting from February 2009 to December 2012, Corporate Assistant Secretary from October 2010 to February 2013, Vice President of Finance from January 2005 to February 2009, Chief Accounting Officer from November 2000 to January 2005 and Group Financial Officer from January 2000 to November 2000. Before joining Kforce, Mr. Kelly served in various roles with different companies that included treasury director, vice president, and controller.
Mr. Hackman, age 45, has served as Kforce’s Principal Accounting Officer since October 2015 and as Senior Vice President of Finance and Accounting since March 2015. In this role, he has been responsible for overseeing, among others, Kforce's investor relations, FP&A, accounting and SEC reporting, tax and treasury, procurement and real estate functions. He previously served as the Firm’s Chief Accounting Officer and Principal Accounting Officer from February 2009 until September 2013 and as Kforce’s SEC Reporting Director from September 2007 to February 2009. Mr. Hackman served as the Global Chief Accounting Officer of Cunningham Lindsey from September 2013 until he rejoined Kforce in March 2015. Prior to September 2007, Mr. Hackman was an Audit Senior Manager with Grant Thornton LLP.
There are no arrangements or understandings between Messrs. Kelly and Hackman and any other person pursuant to which either was selected to be an officer of Kforce. Messrs. Kelly and Hackman do not have any family relationship with any director or other executive officer of Kforce or any person nominated or chosen by Kforce to become an executive officer or director, and there are no transactions in which either Mr. Kelly or Mr. Hackman has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Departure of Kye L. Mitchell
In connection with an internal reorganization, which was communicated on September 7, 2023, Kye L. Mitchell, Kforce’s Chief Operations Officer will no longer be with the Firm effective as of September 22, 2023. In accordance with Ms. Mitchell’s employment agreement, she will receive a severance payment in an amount consistent with the disclosures in Kforce’s most recent proxy statement.

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

Date:	September 11, 2023	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman
Chief Financial Officer
(Principal Financial and Accounting Officer)